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                                                                       Exhibit I

                             Joint Filing Agreement

        The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  November 10, 1997                  BAY HARBOUR MANAGEMENT, L.C.

                                          By:    STEVEN A. VAN DYKE
                                             --------------------------
                                             Name:  Steven A. Van Dyke
                                             Title: President and Chief
                                             Executive Officer

Date:  November 10, 1997                  TOWER INVESTMENT GROUP, INC.

                                          By:    STEVEN A. VAN DYKE
                                             --------------------------
                                              Name:  Steven A. Van Dyke
                                              Title:  President


Dated:  November 10, 1997                        STEVEN A. VAN DYKE
                                             --------------------------
                                                 Steven A. Van Dyke